Putnam Capital Opportunities Fund  2ii

Because the electronic format for filing Form NSAR does not provide adequate space for responding to certain items correctly, the correct answers are as follows:



74U1		Class A		45,253
		Class B		37,969
		Class C		4,446


74U2		Class M		2,003
		Class Y		26,019



74V1		Class A		7.50
		Class B		7.26
		Class C		7.32

74V2		Class M		7.33
		Class Y		7.55